Exhibit 99.1

2Q 2020

SmartFinancial Announces Results for the Second Quarter 2020

KNOXVILLE, TN – July 21, 2020 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $6.2 million, or $0.41 per diluted common share, for the second quarter of 2020, compared to net income of $2.7 million, or $0.19 per diluted common share for the first quarter of 2020.  Operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $7.3 million, or $0.48 per diluted common share, in the second quarter of 2020, compared to $4.3 million, or $0.30 per diluted common share, in the first quarter of 2020.

Highlights for the Second Quarter of 2020

●	Net income of $6.2 million and operating earnings of $7.3 million (Non-GAAP)
●	Diluted earnings per share increased 115.8% for the quarter and diluted operating earnings per share (Non-GAAP) increased 60.0% for the quarter
●	Total assets grew to over $3 billion
●	Completed the integration of Progressive Financial Group (“PFG”)
●	Tangible book value (Non-GAAP) per share of $16.90, a 6.6% year-over-year increase
●	Originated approximately 2,800 Paycheck Protection Program (“PPP”) loans totaling $292.8 million

Billy Carroll, President & CEO, stated: "We are extremely pleased to report another very solid quarter.  While finalizing our Progressive Financial Group integration and conversion, we reported outstanding increases in revenue, in particular our non-interest income performance.  Our team also continues to focus on our tremendous asset quality and have worked with many new and existing clients to secure PPP funding, creating a number of great opportunities for our bank.  The outlook for our company remains very strong."

SmartFinancial's Chairman, Miller Welborn, concluded: “We have closed another great quarter for our company. Our team has continued to successfully execute our Strategic Plan. We have strengthened our Balance Sheet, served our clients and our shareholders well and continued to increase the book value of our stock.”

Net Interest Income and Net Interest Margin

Net interest income increased $3.1 million to $25.7 million for the second quarter of 2020, compared to $22.6 million for the first quarter of 2020, primarily attributable to the full quarter effects of the Company’s March 1, 2020 acquisition of PFG (the “PFG Acquisition”) and participation in the PPP. Average earning assets increased $532.0 million, which reflects a $376.1 million increase in average loans, a $21.1 million increase in securities and a $134.8 million increase in other earning assets. Average interest-bearing liabilities increased $353.8 million, driven by an increase of $168.5 million in average interest-bearing deposits and an increase of $185.2 million in borrowings.

The tax equivalent net interest margin was 3.63% for the second quarter of 2020, compared to 3.90% for the first quarter of 2020. The tax equivalent net interest margin was impacted by a 61 basis point decline in the average yield on interest-earning assets offset by a 43 basis point decline in the rate on interest-bearing liabilities over the last quarter. The tax equivalent net interest margin, less discount accretion was 3.50% for the second quarter of 2020, a decrease from 3.58% for the first quarter of 2020.

The tax equivalent average yield on interest-earning assets was 4.22% for the second quarter of 2020, a decrease from 4.83% for the first quarter of 2020. The yield on average loans was 4.87% for the second quarter of 2020, compared to 5.35% for the first quarter of 2020. Offsetting the effects of the Federal Reserve rate cuts included in yield on average loans for the second quarter of 2020 was $1.9 million of PPP fee accretion and $888 thousand of discount accretion on acquired loans, compared to $1.8 million of discount accretion recognized in the first quarter of 2020. Additionally, increases in liquidity positions negatively impacted the net interest margin with lower yields earned on the excess cash position.

The yield on interest-bearing liabilities decreased to 0.77% for the second quarter of 2020 from 1.20% for the first quarter of 2020. The cost of average interest-bearing deposits was 0.71% for the second quarter of 2020 compared to 1.10% for the first quarter of 2020, a decrease of 39 basis points. This decrease was a result of the Company’s efforts deployed to reduce deposit rates in reaction to the Federal Reserve rate cuts.

Provision for Loan Loss and Credit Quality

Provision for loan losses was $2.9 million in the second quarter of 2020, compared to $3.2 million in the first quarter of 2020.  At June 30, 2020, the allowance for loan losses was $16.3 million.  The allowance for loan losses to total loans was 0.67% as of June 30, 2020, compared to 0.63% as of March 31, 2020.  For the Company’s originated loans, the allowance for loan losses to originated loans, less PPP loans, was 0.89% as of June 30, 2020, compared to 0.77% as of March 31, 2020.  The remaining discounts on the acquired loan portfolio totaled $16.2 million, or 3.40% of acquired loans as of June 30, 2020.  The elevated provision for loan losses was due to the continued economic conditions facing the U.S. economy related to the challenges being faced with the worldwide COVID-19 pandemic.

The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for loan losses under the incurred loss model.

Nonperforming loans as a percentage of total loans was 0.16% as of June 30, 2020, an increase of two basis points from the 0.14% reported in the first quarter of 2020.  Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.28% as of June 30, 2020, as compared to 0.31% as of March 31, 2020.

Noninterest Income

Noninterest income increased $693 thousand to $3.5 million for the second quarter of 2020 compared to $2.8 million for the first quarter of 2020.  During the second quarter of 2020, the primary components of the changes in noninterest income were as follows:

●	Increase in mortgage banking income of $347 thousand, as volume increased during the second quarter;
●	Increase in insurance commissions income of $204 thousand, due to a full quarter of revenue from the PFG Acquisition;
●	Increase in interchange and debit card transaction fees of $232 thousand, related to a full quarter of activity from the PFG Acquisition; and
●	Decrease in investment services income of $74 thousand.

Noninterest Expense

Noninterest expense was $18.8 million for the second and first quarters of 2020.  Even though noninterest expense remained constant between the second and first quarters of 2020, the primary changes within noninterest expense were as follows:

●	Salaries and employee benefits increased $351 thousand. The increase is attributable to the full quarter of salaries and benefits from the PFG Acquisition, annual salary increases, and other employee benefit accruals. These increases were offset by deferred salary cost related to the origination of PPP loans; and
●	Decrease of $619 thousand in merger related and restructuring expenses relating to the PFG Acquisition.

Income Tax Expense

Income tax expense was $1.4 million for the second quarter of 2020, an increase of $763 thousand, compared to $664 thousand for the first quarter of 2020.

For the second quarter of 2020, the effective tax rate was 18.8% compared to 19.6% for the first quarter of 2020.

Balance Sheet Trends

Total assets at June 30, 2020, were $3.27 billion compared with $2.45 billion at December 31, 2019.  The increase of $816.9 million is primarily attributable to assets acquired from the PFG Acquisition of approximately $307.2 million, increase in cash and cash equivalents of $215.5 million and the origination of $292.8 million of PPP loans.

Total liabilities increased to $2.92 billion at June 30, 2020 from $2.14 billion at December 31, 2019.  The increase of $786.1 million was primarily from deposit growth of $220.5 million, acquired deposits from the PFG Acquisition in the amount of $272.0 million, and an increase in borrowings of $287.2 million.

Shareholders' equity at June 30, 2020, totaled $343.5 million, an increase of $30.7 million, from December 31, 2019.  The increase in shareholders' equity was primarily from the issuance of common stock for the acquisition of PFG of $24.5 million, net income of $8.9 million for the six months ended June 30, 2020 and a net change in accumulated other comprehensive income of $424 thousand, which was offset by the repurchase of the Company's common stock of $2.1 million and $1.5 million of dividends paid. Tangible book value per share (Non-GAAP) was $16.90 at June 30, 2020, an increase from $16.82 at December 31, 2019.  Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 8.09% at June 30, 2020, compared with 9.93% at December 31, 2019.

Conference Call Information

SmartFinancial issued this earnings release for the second quarter of 2020 on Tuesday, July 21, 2020, and will host a conference call on Wednesday, July 22, 2020, at 10:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 5925756.  A replay of the conference call will be available through July 22, 2021, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10146072.  Conference call materials (earnings release & conference call presentation) will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile ), at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 36 branches across East and Middle Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll	Ron Gorczynski
President & CEO	Executive Vice President, Chief Financial Officer
(865) 868-0613 billy.carroll@smartbank.com	(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets (iv) operating return on average shareholder' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision income (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value, (xiv) tax equivalent net interest margin, (xv) tax equivalent yield in earning assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses, expenses related to the termination of an Alabama Department of Economic and Community Affairs (“ADECA”) loan program, merger termination fee of $6.4 million in the second quarter of 2019, merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income divided by average assets. Operating return on average shareholders' equity is the annualized operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Operating return on average tangible common equity is the annualized operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses, expenses related to the termination of the ADECA loan program and the merger termination fee of $6.4 million in the second quarter of 2019.  Operating pre-tax pre-provision income is net interest expense plus operating noninterest income less operating noninterest expense.  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value is tangible common equity divided by common shares outstanding.  Tax equivalent net interest margin is the annualized net interest income plus tax equivalent income divided by average interest earning assets. Tax equivalent yield in earning assets is the annualized interest income plus tax equivalent income divided by average interest earning assets. Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the potential effects of the COVID-19 pandemic on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (6) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the completed acquisition of PFG; (7) the risk that the anticipated benefits from the completed acquisition of PFG may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (15) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2020	2020	2019	2019	2019	2020	2019
Selected Performance Ratios (Annualized):
Return on average assets	0.79%	0.43%	1.12%	1.01%	1.56%	0.63%	1.21%
Return on average shareholders' equity	7.31%	3.33%	8.65%	7.80%	12.34%	5.41%	9.59%
Return on average tangible common equity¹	9.80%	4.41%	11.55%	10.52%	16.78%	7.23%	13.14%
Noninterest income / average assets	0.45%	0.44%	0.47%	0.37%	1.44%	0.45%	0.88%
Noninterest expense / average assets	2.41%	2.96%	2.68%	2.48%	2.88%	2.66%	2.82%
Efficiency ratio	64.28%	74.02%	67.04%	63.03%	57.53%	68.81%	62.39%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.93%	0.67%	1.08%	1.02%	0.96%	0.82%	0.97%
Operating PTPP return on average assets[1]	1.53%	1.37%	1.31%	1.47%	1.33%	1.46%	1.38%
Operating return on average shareholders' equity[1]	8.58%	5.22%	8.34%	7.87%	7.58%	7.00%	7.69%
Operating return on average tangible common equity[1]	11.51%	6.90%	11.12%	10.61%	10.31%	9.36%	10.54%
Operating efficiency ratio[1]	58.95%	65.46%	64.95%	62.42%	65.56%	61.98%	64.91%
Operating noninterest income / average assets[1]	0.45%	0.44%	0.35%	0.37%	0.34%	0.45%	0.32%
Operating noninterest expense / average assets[1]	2.23%	2.63%	2.56%	2.47%	2.57%	2.41%	2.59%

Selected Interest Rates and Yields:
Yield on loans	4.87%	5.35%	5.36%	5.48%	5.53%	5.09%	5.58%
Yield on earning assets, FTE	4.22%	4.83%	4.92%	5.05%	5.17%	4.50%	5.23%
Cost of interest-bearing deposits	0.71%	1.10%	1.29%	1.37%	1.42%	0.90%	1.37%
Cost of total deposits	0.54%	0.91%	1.06%	1.13%	1.18%	0.71%	1.14%
Cost of interest-bearing liabilities	0.77%	1.20%	1.39%	1.47%	1.54%	0.97%	1.49%
Net interest margin, FTE	3.63%	3.90%	3.84%	3.91%	3.94%	3.75%	4.04%

Per Common Share:
Net income, basic	$0.41	$0.19	$0.48	$0.43	$0.65	$0.60	$0.99
Net income, diluted	0.41	0.19	0.48	0.42	0.65	0.60	0.99
Operating earnings, basic¹	0.48	0.30	0.46	0.43	0.40	0.78	0.80
Operating earnings, diluted¹	0.48	0.30	0.46	0.43	0.40	0.78	0.79
Book value	22.57	22.09	22.33	21.93	21.47	22.57	21.47
Tangible book value¹	16.90	16.40	16.82	16.37	15.86	16.90	15.86
Common shares outstanding	15,216,932	15,221,990	14,008,233	13,957,973	13,953,209	15,216,932	13,953,209

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2020	2020	2019	2019	2019
Composition of Loans:
Commercial real estate
owner occupied	$464,073	$473,398	$429,269	$422,363	$415,502
non-owner occupied	552,958	535,637	476,038	468,099	464,160
Commercial real estate, total	1,017,031	1,009,035	905,307	890,462	879,662
Commercial & industrial	637,450	377,173	337,075	341,207	334,258
Construction & land development	279,216	253,445	227,626	219,751	204,731
Consumer real estate	459,861	482,728	417,481	402,463	402,270
Consumer and other	14,726	16,866	9,903	10,796	11,981
Total loans	$2,408,284	$2,139,247	$1,897,392	$1,864,679	$1,832,902

Asset Quality and Additional Loan Data:
Nonperforming loans	$3,776	$3,069	$3,350	$3,166	$2,838
Other real estate owned	5,524	5,894	1,757	1,561	1,814
Total nonperforming assets	$9,300	$8,963	$5,107	$4,727	$4,652
Restructured loans not included in nonperforming loans	$9	$9	$61	$61	$62
Net charge-offs to average loans (annualized)	—%	—%	0.01%	0.01%	—%
Allowance for loan losses to loans	0.67%	0.63%	0.54%	0.53%	0.50%
Nonperforming loans to total loans, gross	0.16%	0.14%	0.18%	0.17%	0.15%
Nonperforming assets to total assets	0.28%	0.31%	0.21%	0.20%	0.19%
Acquired loan fair value discount balance	$16,187	$17,237	$15,348	$16,784	$18,571
Accretion income on acquired loans	888	1,841	1,375	1,246	1,374
PPP net fees deferred balance	8,582	—	—	—	—
PPP net fees recognized	1,909	—	—	—	—

Capital Ratios:
Equity to Assets	10.52%	11.70%	12.77%	12.80%	12.53%
Tangible common equity to tangible assets (Non-GAAP)[1]	8.09%	8.96%	9.93%	9.88%	9.57%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.83%	10.28%	10.34%	10.02%	9.92%
Common equity Tier 1	10.92%	10.87%	11.61%	11.54%	11.21%
Tier 1 capital	10.92%	10.87%	11.61%	11.54%	11.21%
Total capital	13.25%	13.13%	14.02%	13.98%	13.65%

SmartBank	Estimated[3]
Tier 1 leverage	9.82%	11.42%	11.41%	11.22%	10.92%
Common equity Tier 1	12.14%	12.05%	12.81%	12.71%	12.37%
Tier 1 risk-based capital	12.14%	12.05%	12.81%	12.71%	12.37%
Total risk-based capital	12.82%	12.62%	13.31%	13.19%	12.82%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Jun	Mar	Dec	Sep	Jun
	2020	2020	2019	2019	2019
Assets:
Cash and cash equivalents	$399,467	$309,089	$183,971	$170,934	$199,534
Securities available-for-sale, at fair value	219,631	201,002	178,348	171,507	174,114
Other investments	14,829	14,113	12,913	12,913	12,905
Loans held for sale	6,330	6,045	5,856	3,068	4,087
Loans	2,408,284	2,139,247	1,897,392	1,864,679	1,832,902
Less: Allowance for loan losses	(16,254)	(13,431)	(10,243)	(9,792)	(9,097)
Loans, net	2,392,030	2,125,816	1,887,149	1,854,887	1,823,805
Premises and equipment, net	73,868	73,801	59,433	58,386	56,589
Other real estate owned	5,524	5,894	1,757	1,561	1,814
Goodwill and core deposit intangibles, net	86,327	86,503	77,193	77,534	78,348
Bank owned life insurance	30,853	30,671	24,949	24,796	24,695
Other assets	37,126	20,781	17,554	14,899	15,366
Total assets	$3,265,985	$2,873,715	$2,449,123	$2,390,485	$2,391,257
Liabilities:
Deposits:
Noninterest-bearing demand	$645,650	$431,781	$364,155	$365,024	$357,220
Interest-bearing demand	479,212	444,141	380,234	351,474	333,705
Money market and savings	762,246	730,392	623,284	634,934	648,132
Time deposits	652,581	735,616	679,541	646,641	673,243
Total deposits	2,539,689	2,341,930	2,047,214	1,998,073	2,012,300
Borrowings	318,855	131,603	31,623	29,828	23,679
Subordinated debt	39,304	39,283	39,261	39,240	39,219
Other liabilities	24,649	24,699	18,278	17,304	16,448
Total liabilities	2,922,497	2,537,515	2,136,376	2,084,445	2,091,646
Shareholders' Equity:
Common stock	15,217	15,222	14,008	13,958	13,953
Additional paid-in capital	254,396	254,356	232,732	232,573	232,386
Retained earnings	73,283	67,869	65,839	59,806	53,843
Accumulated other comprehensive income (loss)	592	(1,247)	168	(297)	(571)
Total shareholders' equity	343,488	336,200	312,747	306,040	299,611
Total liabilities & shareholders' equity	$3,265,985	$2,873,715	$2,449,123	$2,390,485	$2,391,257

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2020	2020	2019	2019	2019	2020	2019
Interest income:
Loans, including fees	$28,663	$26,434	$25,398	$25,515	$25,278	$55,097	$50,253
Securities available-for-sale:
Taxable	589	679	698	748	871	1,268	1,842
Tax-exempt	416	283	345	338	411	699	836
Federal funds sold and other earning assets	277	602	587	743	743	879	1,315
Total interest income	29,945	27,998	27,028	27,344	27,303	57,943	54,246
Interest expense:
Deposits	3,366	4,754	5,271	5,605	5,788	8,120	11,039
Borrowings	249	89	70	15	123	339	235
Subordinated debt	584	584	584	584	590	1,167	1,173
Total interest expense	4,199	5,427	5,924	6,204	6,501	9,626	12,447
Net interest income	25,746	22,571	21,104	21,140	20,802	48,317	41,799
Provision for loan losses	2,850	3,200	685	724	393	6,049	1,190
Net interest income after provision for loan losses	22,896	19,371	20,419	20,416	20,409	42,268	40,609
Noninterest income:
Service charges on deposit accounts	709	770	773	767	707	1,479	1,361
Gain on sale of securities, net	16	—	—	1	33	16	33
Mortgage banking	931	584	374	518	392	1,515	674
Investment services	363	437	261	260	255	801	424
Insurance commissions	473	269	—	—	—	742	—
Interchange and debit card transaction fees	508	276	163	148	143	784	318
Merger termination fee	—	—	—	—	6,400	—	6,400
Other	511	482	1,269	502	486	993	904
Total noninterest income	3,511	2,818	2,840	2,196	8,416	6,330	10,114
Noninterest expense:
Salaries and employee benefits	10,357	10,006	10,278	9,072	8,984	20,363	17,382
Occupancy and equipment	1,996	1,911	1,749	1,635	1,658	3,906	3,298
FDIC insurance	180	180	—	(219)	180	360	359
Other real estate and loan related expense	346	545	253	335	242	892	732
Advertising and marketing	202	198	166	263	259	400	554
Data processing	594	538	530	273	577	1,132	1,192
Professional services	868	711	652	573	489	1,578	1,151
Amortization of intangibles	405	362	340	341	342	767	686
Software as service contracts	561	470	500	560	568	1,031	1,136
Merger related and restructuring expenses	1,477	2,096	427	73	1,796	3,573	2,719
Other	1,820	1,776	1,157	1,802	1,714	3,598	3,179
Total noninterest expense	18,806	18,793	16,052	14,708	16,809	37,600	32,388
Income before income taxes	7,601	3,396	7,206	7,904	12,016	10,998	18,335
Income tax expense	1,427	664	473	1,941	2,895	2,091	4,483
Net income	$6,174	$2,732	$6,733	$5,963	$9,121	$8,907	$13,852
Earnings per common share:
Basic	$0.41	$0.19	$0.48	$0.43	$0.65	$0.60	$0.99
Diluted	$0.41	$0.19	$0.48	$0.42	$0.65	$0.60	$0.99
Weighted average common shares outstanding:
Basic	15,152,768	14,395,103	13,965,877	13,955,859	13,951,643	14,773,935	13,946,856
Diluted	15,202,335	14,479,679	14,066,269	14,053,432	14,046,500	14,842,486	14,036,790

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees[2]	$2,359,101	$28,590	4.87%	$1,982,997	$26,389	5.35%	$1,828,884	$25,233	5.53%
Loans held for sale	6,868	73	4.28%	4,294	45	4.24%	3,755	45	4.81%
Taxable securities	122,135	589	1.94%	116,837	679	2.34%	136,859	871	2.55%
Tax-exempt securities	86,227	570	2.66%	70,397	400	2.28%	56,475	527	3.75%
Federal funds sold and other earning assets	297,696	277	0.37%	165,512	602	1.46%	102,253	743	2.91%
Total interest-earning assets	2,872,027	30,099	4.22%	2,340,037	28,115	4.83%	2,128,226	27,419	5.17%
Noninterest-earning assets	260,089			216,498			215,010
Total assets	$3,132,116			$2,556,535			$2,343,236

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$453,795	148	0.13%	$389,500	434	0.45%	$329,556	464	0.57%
Money market and savings deposits	748,673	614	0.33%	664,983	1,389	0.84%	673,502	2,272	1.35%
Time deposits	701,390	2,604	1.49%	680,830	2,931	1.73%	629,480	3,052	1.94%
Total interest-bearing deposits	1,903,858	3,366	0.71%	1,735,313	4,754	1.10%	1,632,538	5,788	1.42%
Borrowings[3]	237,143	249	0.42%	51,921	89	0.69%	23,685	123	2.08%
Subordinated debt	39,290	584	5.98%	39,269	584	5.98%	39,205	590	6.03%
Total interest-bearing liabilities	2,180,291	4,199	0.77%	1,826,503	5,427	1.20%	1,695,428	6,501	1.54%
Noninterest-bearing deposits	587,322			373,125			336,871
Other liabilities	24,642			27,215			14,367
Total liabilities	2,792,255			2,226,843			2,046,666
Shareholders' equity	339,861			329,692			296,570
Total liabilities and shareholders' equity	$3,132,116			$2,556,535			$2,343,236

Net interest income, taxable equivalent		$25,900			$22,688			$20,918
Interest rate spread			3.44%			3.63%			3.63%
Tax equivalent net interest margin			3.63%			3.90%			3.94%

Percentage of average interest-earning assets to average interest-bearing liabilities			131.73%			128.12%			125.53%
Percentage of average equity to average assets			10.85%			12.90%			12.66%

1 Taxable equivalent

2 Includes average balance of $208,814 in PPP loans for the quarter ended June 30, 2020

3 Includes average balance of $108,082 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the quarter ended June 30, 2020

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees[2]	$2,172,158	$54,979	5.09%	$1,814,127	$50,174	5.58%
Loans held for sale	5,581	118	4.26%	3,284	79	4.85%
Taxable securities	119,474	1,268	2.13%	141,994	1,842	2.62%
Tax-exempt securities	78,306	970	2.49%	55,070	1,065	3.90%
Federal funds sold and other earning assets	226,726	879	0.78%	85,798	1,315	3.09%
Total interest-earning assets	2,602,245	58,214	4.50%	2,100,273	54,475	5.23%
Noninterest-earning assets	238,749			213,122
Total assets	$2,840,994			$2,313,395

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$421,288	583	0.28%	$318,091	887	0.56%
Money market and savings deposits	707,003	2,003	0.57%	669,067	4,302	1.30%
Time deposits	693,382	5,534	1.61%	633,601	5,850	1.86%
Total interest-bearing deposits	1,821,673	8,120	0.90%	1,620,759	11,039	1.37%
Borrowings[3]	144,532	339	0.47%	20,951	235	2.26%
Subordinated debt	39,279	1,167	5.97%	39,195	1,173	6.04%
Total interest-bearing liabilities	2,005,484	9,626	0.97%	1,680,905	12,447	1.49%
Noninterest-bearing deposits	481,432			328,549
Other liabilities	22,812			12,589
Total liabilities	2,509,728			2,022,043
Shareholders' equity	331,266			291,352
Total liabilities and shareholders' equity	$2,840,994			$2,313,395

Net interest income, taxable equivalent		$48,588			$42,028
Interest rate spread			3.53%			3.74%
Tax equivalent net interest margin			3.75%			4.04%

Percentage of average interest-earning assets to average interest-bearing liabilities			129.76%			124.95%
Percentage of average equity to average assets			11.66%			12.59%

1 Taxable equivalent

2 Includes average balance of $106,213 in PPP loans for the six months ended June 30, 2020

3 Includes average balance of $54,041in PPPLF funding for the six months ended June 30, 2020

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2020	2020	2019	2019	2019	2020	2019
Operating Earnings:
Net income (GAAP)	$6,174	$2,732	$6,733	$5,963	$9,121	$8,907	$13,852
Noninterest income:
Securities gains	(16)	—	—	(1)	(33)	(16)	(33)
ADECA termination proceeds	—	—	(720)	—	—	—	—
Merger termination fee	—	—	—	—	(6,400)	—	(6,400)
Noninterest expenses:
Salaries - prior year adjustment	—	—	603	—	—	—	—
Merger related and restructuring expenses	1,477	2,096	427	73	1,796	3,573	2,719
Other - prior year franchise tax true-up	—	—	(312)	—	—	—	—
Income taxes:
Tax benefit - prior year amended return	—	—	(304)	—	—	—	—
Income tax effect of adjustments	(382)	(548)	60	(19)	1,119	(931)	974
Operating earnings (Non-GAAP)	$7,253	$4,280	$6,487	$6,016	$5,603	$11,533	$11,112
Operating earnings per common share (Non-GAAP):
Basic	$0.48	$0.30	$0.46	$0.43	$0.40	$0.78	$0.80
Diluted	0.48	0.30	0.46	0.43	0.40	0.78	0.79

Operating Noninterest Income:
Noninterest income (GAAP)	$3,511	$2,818	$2,840	$2,196	$8,416	$6,330	$10,114
Securities gains	(16)	—	—	(1)	(33)	(16)	(33)
ADECA termination proceeds	—	—	(720)	—	—	—	—
Merger termination fee	—	—	—	—	(6,400)	—	(6,400)
Operating noninterest income (Non-GAAP)	$3,495	$2,818	$2,120	$2,195	$1,983	$6,314	$3,681
Operating noninterest income (Non-GAAP)/average assets[1]	0.45%	0.44%	0.35%	0.37%	0.34%	0.45%	0.32%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$18,806	$18,793	$16,052	$14,708	$16,809	$37,600	$32,388
Salaries - prior year adjustment	—	—	(603)	—	—	—	—
Merger related and restructuring expenses	(1,477)	(2,096)	(427)	(73)	(1,796)	(3,573)	(2,719)
Other - prior year franchise tax true-up	—	—	312	—	—	—	—
Operating noninterest expense (Non-GAAP)	$17,329	$16,697	$15,334	$14,635	$15,013	$34,027	$29,669
Operating noninterest expense (Non-GAAP)/average assets[2]	2.23%	2.63%	2.56%	2.47%	2.57%	2.41%	2.59%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$25,746	$22,571	$21,104	$21,140	$20,802	$48,317	$41,799
Operating noninterest income	3,495	2,818	2,120	2,195	1,983	6,314	3,681
Operating noninterest expense	(17,329)	(16,697)	(15,334)	(14,635)	(15,013)	(34,027)	(29,669)
Operating PTPP earnings (Non-GAAP)	$11,912	$8,692	$7,890	$8,700	$7,772	$20,604	$15,811

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.93%	0.67%	1.08%	1.02%	0.96%	0.82%	0.97%
Operating PTPP return on average assets (Non-GAAP)[4]	1.53%	1.37%	1.31%	1.47%	1.33%	1.46%	1.38%
Return on average tangible common equity (Non-GAAP)[5]	9.80%	4.41%	11.55%	10.52%	16.78%	7.23%	13.14%
Operating return on average shareholder equity (Non-GAAP)[6]	8.58%	5.22%	8.34%	7.87%	7.58%	7.00%	7.69%
Operating return on average tangible common equity (Non-GAAP)[7]	11.51%	6.90%	11.12%	10.61%	10.31%	9.36%	10.54%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	64.28%	74.02%	67.04%	63.03%	57.53%	68.81%	62.39%
Adjustment for taxable equivalent yields	(0.34)%	(0.34)%	(0.33)%	(0.30)%	(0.23)%	(0.34)%	(0.28)%
Adjustment for securities gains (losses)	(0.04)%	—%	—%	—%	(0.07)%	(0.02)%	(0.04)%
Adjustment for merger related income and costs	(4.95)%	(8.21)%	(1.76)%	(0.31)%	8.32%	(6.46)%	2.84%
Operating efficiency ratio (Non-GAAP)	58.95%	65.46%	64.95%	62.42%	65.56%	61.98%	64.91%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2020	2020	2019	2019	2019	2020	2019
Tangible Common Equity:
Shareholders' equity (GAAP)	$343,488	$336,200	$312,747	$306,040	$299,611	$343,488	$299,611
Less goodwill and other intangible assets	86,327	86,503	77,193	77,534	78,348	86,327	78,348
Tangible common equity (Non-GAAP)	$257,161	$249,697	$235,554	$228,506	$221,263	$257,161	$221,263

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$339,861	$329,692	$308,772	$303,200	$296,570	$331,266	$291,352
Less average goodwill and other intangible assets	86,484	80,370	77,400	78,222	78,564	83,427	78,738
Average tangible common equity (Non-GAAP)	$253,377	$249,322	$231,372	$224,978	$218,006	$247,839	$212,614

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$22.57	$22.09	$22.33	$21.93	$21.47	$22.57	$21.47
Adjustment due to goodwill and other intangible assets	(5.67)	(5.69)	(5.51)	(5.56)	(5.61)	(5.67)	(5.61)
Tangible book value per common share (Non-GAAP)[1]	$16.90	$16.40	$16.82	$16.37	$15.86	$16.90	$15.86

Tangible Common Equity to Tangible Assets:
Total Assets	$3,265,985	$2,873,715	$2,449,123	$2,390,485	$2,391,257	$3,265,985	$2,391,257
Less goodwill and other intangibles	86,327	86,503	77,193	77,534	78,348	86,327	78,348
Tangible Assets (Non-GAAP):	$3,179,658	$2,787,212	$2,371,930	$2,312,951	$2,312,909	$3,179,658	$2,312,909
Tangible common equity to tangible assets (Non-GAAP)	8.09%	8.96%	9.93%	9.88%	9.57%	8.09%	9.57%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.